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                       PACIFIC BIOMETRICS, INC.
                       1996 STOCK INCENTIVE PLAN



SECTION 1.      Purpose

                The purpose of the Pacific Biometrics, Inc. 1996
Stock Incentive Plan (the "Plan") is to enable Pacific Biometrics, Inc. (the "Company") and its subsidiaries (as defined below) to provide employees, officers, directors, consultants and advisors the opportunity to acquire a proprietary interest in the Company and to benefit from the appreciation in the value of its common shares and thereby to enhance the ability of the Company to attract and retain employees and other persons of exceptional ability who, by their participation in the Plan, will have a greater incentive to contribute to the Company's long-term success and growth. For purposes of the Plan, a "subsidiary" means any subsidiary corporation as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, (the
"Code").

SECTION 2.      Types of Awards

                2.1      Awards under the Plan may be in the form of
(i) incentive stock options or non-qualified stock options ("Stock Options"); (ii) Stock Appreciation Rights; (iii) Restricted Stock;
(iv) Performance Shares; (v) Loans; and/or (vi) Tax Offset Payments.

                2.2 An eligible person may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem the grantee may exercise (or

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otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3.      Administration

                3.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two disinterested persons (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act") or any successor rule) who shall serve at the pleasure of the Board. In addition, from and after the first meeting of the stockholders of the Company occurring after December 31, 1999 at which directors are to be elected, all members of the Committee shall be "outside directors" within the contemplation of
Section 162(m)(4)(C)(i) of the Code. The President of the Company

shall also be a member of the Committee, ex-officio, whether or not he is otherwise eligible to be a member of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with

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respect to the grant of Options to persons who shall not be officers and/or directors of the Company and who are not, and in the judgment of the Committee may not be reasonably expected to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

                3.2 The Committee shall have the authority to grant awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                         (a)     to determine whether and to what extent
any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                         (b)     to select the persons to whom awards will
be granted;

                         (c)     to determine the number of shares of the
common stock of the Company (the "Stock") to be covered by each award granted hereunder;

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                         (d)     to determine the terms and conditions of
any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

                         (e)     to determine the treatment of awards upon
an employee's retirement, disability, death, termination for cause or other termination of employment;

                         (f)     to determine pursuant to a formula or
otherwise the Fair Market Value of the Stock on a given date; Fair Market Value shall mean the value of one (1) share of Common Stock, determined as follows:

                                 (i) If the Common Stock is not listed or admitted to trading on a stock exchange, the last sale price of the Common Stock in the over-the-counter market on the date of valuation, or,

                                 (ii) If the Common Stock is then listed or admitted to trading on any stock exchange, the closing sale price on the date of valuation on the principal stock exchange on which the Common Stock is then listed or admitted to trading.

                           If no closing sale price is quoted on such day, or if no sale takes place on such day on such principal exchange, as the case may be, then the closing sale price on the over-the-counter market or the closing sale price of the Common Stock on such exchange on the next preceding day on which a

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         sale occurred or closing sale price was reported, as the case may be, shall be the Fair Market Value. During such times as there is not a market price available, the Fair Market Value shall be determined by the Board or the Committee in good faith, which determination shall be conclusive and binding on all interested parties.

                         (g)     to determine whether the amount of any
dividends declared with respect to the number of shares covered by an award (i) will be paid to the holder currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to such holder, or that the holder has no rights with respect to such dividends;

                         (h)     to determine whether to what extent, and
under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                                 (i)     to provide that the shares of Stock
received as a result of an award shall be subject to a right of first refusal, pursuant to which the holder shall be required to offer to the Company any shares that the holder wishes to sell, subject to such terms and conditions as the Committee may specify;

                                 (j)     to amend the terms of any award,
prospectively or retroactively; provided, however, that no

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amendment shall impair the rights of the award holder without his or her consent;

                                   (k)     to substitute new Stock Options for
previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices; and

                                   (l)     to allow an option holder to exercise
his or her option prior to its expiration and pay for the acquired shares with currently owned shares, while at the same time receiving replacement options, at the then current market price, for the same remaining term as the option exercised, or pay for the acquired shares with a portion of the acquired shares.

                3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

                3.4 The Committee may from time to time delegate to one or more officers of the Company any or all of its authority granted hereunder except with respect to awards granted to persons subject to Section 16 of the Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

SECTION 4.      Stock Subject to Plan

                4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,000,000
(subject to further adjustment as provided below).  Such shares may

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consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash, the payment of any other award in cash shall not count against this share limit.

                4.2 To the extent an option terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. At no time will the number of shares issued under the Plan plus the number of shares covered by outstanding awards under the Plan exceed the number of shares authorized under the Plan.

                4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by employees or the Company, as the case may be, with respect to outstanding awards.

SECTION 5.      Eligibility; Non-Employee Directors

                5.1 Officers, directors, employees, consultants and advisors of the Company or a subsidiary are eligible to be granted

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awards under the Plan (the "Participants"). The Participants under the
Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible Participants.

                5.2 Promptly after the attendance of each meeting of the Board of Directors, each non-employee director of the Company attending such meeting shall be granted an Option under the Plan covering shares of Common Stock having a Fair Market Value equal to $1,000 on the date of grant. All such Option grants are subject to the limitation set forth in this Plan as determined by the Committee. Options shall vest and become exercisable immediately upon the grant thereof.

SECTION 6.      Stock Options

                6.1 The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of
Section 422 of the Code or any successor provision thereto; and (ii) Non-Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.


                6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

                         (a)     Option Price.  The option exercise price
per share of Stock purchasable under a Stock Option shall be determined by the Committee. Each Option shall state the Exercise
Price, which price shall be 100% of the Fair Market Value on the

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date of grant in the case of incentive stock options, provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the Fair Market Value of a share of the Common Stock on the date of grant. The aggregate Fair Market Value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000. In the case of non-incentive stock options, the exercise price shall not be less than 85% of the Fair Market Value on the date of the grant; provided, however, that, in the case of a non-incentive stock option granted to a person who is, or in the judgment of the Committee may reasonably be expected to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code, and in the case of non-employee director's options, the initial per share option price shall not be less than the Fair Market Value of the Common Stock on the date of grant.

                         (b)     Option Term.  The term of each Stock
Option shall be fixed by the Committee. All Options under this Plan expire not later than the tenth (10th) anniversary of the date of grant.

                         (c)     Exercisability.  Stock Options shall be
exercisable at such time or times and subject to such terms and

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conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

                         (d)     Method of Exercise.  Stock Options may be

exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price, or by any other manner permitted by law and determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock or Performance Shares shall be restricted or deferred in accordance with the original terms of the award in question. The Committee shall determine acceptable methods for providing notice of exercise for tendering shares of Stock and for delivery of irrevocable instructions to a broker and may impose such limitations and prohibitions on the use of Stock or irrevocable instructions to a broker to exercise as it deems appropriate.

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                         (e)     No Shareholder Rights.  An optionee shall
have neither rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                         (f)     Surrender Rights.  The Committee may
provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

                         (g)     Non-transferability.  No Stock Option
shall be transferable by the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

                         (h)     Termination of Employment.  If an
optionee's employment with the Company or a subsidiary terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

                6.3      (a)     Notwithstanding the provisions of Section
6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the Fair Market Value of the Stock on the date of the award of the Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded or (iii) be awarded more than ten years after the effective date of

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the Plan. No Incentive Stock Option shall be granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary, unless the option price, at the time of the award, is at least 110% of the Fair Market Value of the stock subject to the option and such option is not exercisable after the expiration of five years from the date of the award.

                6.3 (b) The initial per share option price of any option which is a Non-Incentive Stock Option shall not be less than 85% of the Fair Market Value of a share of the Common Stock on the date of the grant; provided, however, that, in the case of a Non-Incentive Stock Option granted to a person who is, or in the judgment of the Committee may reasonably be expected to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code, the initial per share option price shall not be less than the Fair Market Value of a share of the Common Stock on the date of grant.

                6.4 (a) The aggregate Fair Market Value on the date of grant of the shares of the Common Stock for which any Participant may be granted Incentive Stock Options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

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                         (b) No Participant shall, during any fiscal year of
the Company, be granted Options to purchase more than 1,000,000 shares of the Common Stock.

SECTION 7.      Stock Appreciation Rights

                7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of the shares as to which the award is granted on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

                7.2      The Committee may provide that a Stock
Appreciation Right may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section

15.2). The Committee may also provide that in the event of a Change of Control the amount to be paid upon the exercise of a Stock
Appreciation Right shall be based on the Change of Control Price (as defined in Section 15.3).

SECTION 8.      Restricted Stock

                Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

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                         (a)      The Restricted Stock award shall specify the
number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a subsidiary, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

                         (b)      Stock certificates representing the Restricted
Stock awarded to a Participant shall be registered in the Participant's name, but the Committee may direct that such certificates shall be held by the Company on behalf of the Participant. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Participant until such share has vested in accordance with the terms of the Restricted Stock award. At the time
Restricted Stock vests, a certificate for such vested shares shall be delivered to the Participant (or his or her designated beneficiary in the event of death), free of all restrictions.

                         (c)      The Committee may provide that the Participant
shall have the right to vote or receive dividends on Restricted Stock.
The Committee may provide that Stock received as a dividend on, or in connection with a stock split of Restricted Stock, shall be subject to the same restrictions as the Restricted Stock.

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                         (d)      Except as may be provided by the Committee, in
the event of a Participant's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Participant shall be returned to the Participant or (ii) a cash payment equal to the Restricted Stock's Fair Market Value on the date of forfeiture, if lower, shall be paid to the Participant.

                         (e)      The Committee may waive, in whole or in part,
any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Participant's Restricted Stock.

SECTION 9.      Performance Share Awards

                Subject to the following provisions, all awards of Performance Shares shall be in such form and shall have such terms and conditions as the Committee may determined:

                (a) The Performance Shares award shall specify the number of Performance Shares to be awarded to any Participant and the duration of the period (the "Performance Period") after which, and the terms pursuant to which, the Performance Shares will be issued to the Participant. The Committee may condition the award of Performance Shares, or receipt of Stock or cash at the end of the Performance Period, upon the attainment of specified

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performance goals or such other criteria as the Committee may determine.

                (b) Except as may be permitted by the Committee, Performance Share awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

                (c) At the expiration of the Performance Period, the Participant (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Performance Share award, (ii) cash equal to the fair market value of such Stock or (iii) a combination of shares and cash, as the Committee may determine.

                (d) Except as may be provided by the Committee, in the event of a Participant's termination of employment before the end of the Performance Period, his or her Performance Share award shall be forfeited.

                (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Performance Share award.

SECTION 10.     Loans


                The Committee may provide that the Company shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder, or with respect to any taxes

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arising from an award hereunder; provided, however, that the Company shall not loan to an employee more than the excess of the purchase or exercise price of an award (together with the amount of any taxes arising from such award) over the par value of any shares of Stock awarded. The Committee shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 11.     Tax Offset Payments

                The Committee may provide for a Tax Offset Payment by the Company to the employee in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to any award and receipt of the Tax Offset Payment, assuming the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment may be paid in cash, Stock or a combination thereof, as determined by the Committee.

SECTION 12.     Purchase for Investment

                12.1     Unless the shares to be issued upon the
exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended,

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such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

SECTION 13.     Tax Withholding

                13.1     Each Participant shall, no later than the date

as of which the value of an award first becomes includable in the Participant's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any subsidiary), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, a Participant may irrevocably elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to the Participant with respect to the award or (ii) delivering to the Company, shares of unrestricted Stock.

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                13.3     In the event of the death of a Participant, a
condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

SECTION 14.     Amendments and Termination

                The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the Participant's written consent. Amendments may be made without shareholder approval except as required to satisfy Rule 16b-3 under the Act (or any successor rule), Section 162(m) of the Code or other regulatory requirements. The Plan will terminate no later than July 9, 2006.

SECTION 15.     Change of Control

                15.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant:

                         (a)     all outstanding Stock Options and all
outstanding Stock Appreciation Rights awarded under the Plan shall become fully exercisable and vested;

                         (b)     the restrictions and deferral limitations
applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and


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                         (c)     to the extent the cash payment of any
award is based on the Fair Market Value of Stock, such Fair Market Value shall be the Change of Control Price.

                15.2 A "Change of Control" shall be deemed to occur on:
                         (a)     The date that any person or group deemed
a person under Sections 3(a)(9) and 13(d)(3) of the Act, other than the Company and its subsidiaries as determined immediately prior to that date, in a transaction or series of transactions has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under such Act) of 20% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board;

                         (b)     the date on which one-half or more of the
members of the Board shall consist of persons other than Current
Directors (for these purposes, a "Current Director" shall mean any member of the Board as of the effective date of the Plan and any successor of a Current Director whose nomination or election has been approved by a majority of the Current Directors then on the Board); or

                         (c)     the date of approval by the shareholders
of the Company of an agreement providing for (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the

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merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (B) the sale or other disposition of all or substantially all the assets of the Company.

                15.3 "Change of Control Price" means the highest price per share paid for the Company's Stock in any transaction reported on any national stock exchange or in the over-the-counter market, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

                15.4 In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred

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to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 14 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

SECTION 16.     General Provisions

                16.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject to the award or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification,

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consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.


                16.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any Participant or employee of the Company, or of a subsidiary, any right to continued employment.

                16.3 Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                16.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 17.     Effective Date of Plan

                The Plan became effective upon approval by the Company's shareholders on July 9, 1996.

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